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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders'
Diedrich Coffee, Inc.:

We consent to the use in the Registration Statement on Form S-4 of Diedrich Coffee, Inc. of our report dated March 26, 1999, except for second paragraph of
Note 13 which is as of April 6, 1999, incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.

                                          /s/ KPMG LLP

Orange County, California
April 22, 1999